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                                                                   EXHIBIT 10.17


                        MASTER AIRCRAFT LEASE AGREEMENT

This Aircraft Lease Agreement dated as of September 1, 1994 (the "Lease Agreement") is between Wilderness Investment Company, Inc. ("Lessor"), a corporation organized and existing under the laws of the State of Maryland and Manor Care, Inc. ("Lessee"), a corporation organized and existing under the laws of the State of Delaware.

                                   WITNESSETH

WHEREAS, Lessor is the owner of one Cessna Citation VI bearing manufacturer's serial number 650-0237 and Federal Aviation Administration registration number N650MC together with the accessories and equipment specified in the appendix attached hereto and made a part hereof (the "Aircraft");

WHEREAS, Lessor wishes to lease the Aircraft to Lessee from time to time and Lessee wishes to lease the Aircraft from Lessor from time to time and Lessor and Lessee wish to establish the terms and conditions upon which the Aircraft shall be leased.

NOW, THEREFORE, in consideration of their mutual promises and other good and valuable consideration, the parties hereto contract and agree as follows:

Section 1. Lease of Aircraft. Lessor agrees to make the Aircraft available to Lessee for lease upon request of Lessee. Notwithstanding the above, it is specifically understood and agreed that Lessor's obligation to lease the Aircraft to Lessee is subject to the availability of the Aircraft, and that Lessor may enter into Master Aircraft Lease Agreements with other lessees and this may limit the availability of the Aircraft as may the need to maintain and repair the Aircraft. Lessor shall have no obligation to make the Aircraft available to Lessee (or provide a substitute Aircraft or any other compensation to Lessee) for any period during which it is unavailable for lease to Lessee. Delivery of the Aircraft, for Lessee's use under this Lease Agreement, will occur at Frederick Municipal Airport or such other location that Lessor and Lessee agree upon in advance. Lessor will deliver the Aircraft with 4,000 lbs of fuel.

Section 2. Term. The term of this Lease Agreement shall be for one year, commencing on the date hereof.

Section 3. Rent. Lessee agrees to pay to Lessor, within 30 days of receiving an invoice as Rent for its use of the Aircraft during the prior month, an amount calculated as follows:

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     $1,150.00 for each flight hour.  The hourly rate will be prorated for any interval the Aircraft is operated by Lessee which is less than one entire hour.

Section 4. Surrender of Possession. Lessee agrees to surrender the Aircraft to Lessor in the same good repair, order and condition as received and with 4,000 lbs of fuel at Frederick Municipal Airport, or such other location that Lessor and Lessee agree upon in advance, each time the Lessee operates this Aircraft under this Lease Agreement. Lessee also agrees to reimburse Lessor, within 30 days of the receipt of an invoice from Lessor, for incidental costs associated with Lessee's use of the Aircraft. Such costs shall include, but shall not be limited to, refreshment supplies and Flightfone charges.

Section 5. Payments. All payments of Rent are due within 30 days after receipt of invoice. If the Lessee fails to pay any such sums within ten (10) days after the due date, such unpaid amount shall bear interest from the due date to the date of payment at an annual rate equal to the lesser of eighteen percent (18%) or the highest rate permitted by law. Provision for such late charge shall be in addition to all other rights and remedies available to Lessor within this Lease Agreement or at law or in equity and shall not be construed as liquidated damages or limiting Lessor's remedies in any manner.

Section 6.  Certain Covenants of Lessee.  Lessee covenants to
Lessor that:

         i. The Aircraft will be under Lessee's exclusive operational control when leased to Lessee;

         ii. The Aircraft will be operated only by a pilot and co-pilot employed by Lessee on a permanent or temporary basis, each properly certified and rated by the Federal Aviation Administration to operate the Aircraft and approved by Lessor's insurance company;

         iii. Lessee will maintain, at its sole expense, all books and records pertaining to its use of the Aircraft in accordance with applicable regulations of the Federal Aviation Administration, any other governmental body having jurisdiction and any reasonable requirement of Lessor. Other than records required to be kept in the Aircraft, such records shall in all cases remain the property of the Lessee, but will be made available to Lessor for inspection and copying;

         iv. Lessee will operate the Aircraft in accordance with this Lease Agreement, all applicable laws and regulations and all insurance policies covering the Aircraft and its use and operation;





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         v.      Lessee will not use or cause or permit the use of the Aircraft to carry persons or property for hire or in any race, test, contest or acrobatics;

         vi. Lessee will not alter, modify or make additions or improvements to the aircraft without prior written permission of Lessor; and

         vii. Lessee will not assign this Lease Agreement without the prior written consent of Lessor. Subject to the foregoing, this Lease Agreement shall inure to the benefit of, and be binding on, the heirs, legal representatives, successors and assigns of Lessee.

Section 7. Maintenance. Lessor will maintain the Aircraft in accordance with the requirements of applicable law and regulation. In the event that while under lease and away from the Frederick Municipal Airport, the Aircraft requires Emergency Repairs (as hereinafter defined), Lessee shall contact Lessor for instructions. If after good faith effort, no contact can be made, Lessee shall obtain from a repair station certified by the Federal Aviation Administration to service and repair aircraft such as the Aircraft, a written estimate of the cost of the Emergency Repairs. If the cost of such Emergency Repairs is less than $5,000.00, Lessee may authorize and pay for such Emergency Repairs and be reimbursed by Lessor within thirty (30) days of receipt by Lessor of a request thereof, including evidence reasonably satisfactory to Lessor that the repair has been completed and Lessee has paid for such repair. The term "Emergency Repair" means repairs to the Aircraft, which, due to statute, regulations, mechanical failure or damage, should be made to the Aircraft to ensure that the Aircraft is in an airworthy condition before further flight.

Section 8. Insurance. Lessor will acquire and maintain in force insurance of a type, in such amounts and covering such risks as is customary for aircraft such as the Aircraft. Notwithstanding the above, such insurance shall in all events include hull risk insurance, passenger liability insurance, public liability insurance and property damage insurance. Lessor and Lessee shall be listed as co-insureds on all policies. Lessee shall be provided with copies of all policies and any and all amendments and riders thereto in a timely fashion so as to enable Lessee to operate the Aircraft in accordance therewith.

Section 9. Indemnification. Lessee agrees to indemnify, defend and hold harmless Lessor, its directors, officers, agents and employees from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits, including all costs, attorneys' fees, and expenses incidental thereto, which may be suffered by Lessor by reason of personal injury, death or property damage arising out of Lessee's, its employees or agents,





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lease or operation of the Aircraft; any breach by Lessee of its covenants contained herein; or the inaccuracy or incompleteness of any representation or warranty of Lessee contained herein. Notwithstanding the foregoing, Lessor agrees to indemnify, defend and hold harmless Lessee, its directors, officers, agents and employees from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits, including all costs, reasonable attorneys' fees, and expenses incidental thereto, which may be suffered by Lessee by reason of personal injury, death or property damage arising out of the gross negligence or willful misconduct of Lessor, its employees or agents, related to Lessor's ownership or maintenance of the Aircraft; any breach by Lessor of its covenants contained herein; or the inaccuracy or incompleteness of any representation or warranty of lessor contained herein.

Section 10. Representation and Warranties. Lessor and Lessee represent and warrant, each to the other, that it is a corporation duly organized and validly existing under the laws of its state of incorporation and that it has the corporate power and authority, and all licenses, rights, permits, certificates, franchises and other privileges, necessary to perform its obligations under this Lease Agreement. Lessor and Lessee represent and warrant, each to the other, that the execution, delivery and performance by it of this Lease Agreement has been duly authorized by all necessary corporate action, do not require any approval of stockholders, and neither the execution and delivery hereof nor the consummation of transactions contemplated hereby nor compliance with and performance of all the terms and provisions of this Lease Agreement will contravene or conflict with, result in the breach of, or constitute a default under, its corporate charter or by-laws or conflict with, result in the creation of a lien under, or require the consent of any trustee or creditor pursuant to any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its assets are bound. Lessor and Lessee represent and warrant, each to the other, that it has complied with every necessary consent, approval, order or authorization of, or registration with, and has given any prior notice to, any government body having jurisdiction with respect to the execution and delivery of this Lease Agreement and the performance of the transactions and obligations contemplated hereby.

Section 11. Disclaimer. Lessor leases and Lessee takes the Aircraft "as-is, where is". Lessee acknowledges and agrees that Lessor is not a manufacturer or dealer of Aircraft, and that Lessor has not made nor shall Lessor be deemed to have made, whether by virtue of having leased the Aircraft under this Lease Agreement, or having acquired the Aircraft, or having done or failed to do any act, or having acquired or failed to acquire any status in relation to the Lease Agreement, and Lessor will be deemed to have expressly





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disclaimed, any representation or warranty, express or implied, as to the title, airworthiness, condition, value, design, operation, merchantability or fitness for use for any particular purpose of the Aircraft, as to the quality of the material or workmanship with respect to the Aircraft, as to the absence of latent or other defects, whether discoverable or not, or any other representation or warranty whatsoever, express or implied (including any implied warranty arising from a course of performance or dealing or usage of trade), with respect to the Aircraft or any part thereof.

Section 12. Events of Default. Each of the following shall constitute an Event of Default:

         i. Lessee shall have not made a payment of Rent on the date the same shall have become due; or

         ii. Lessee or Lessor shall have failed to observe or perform (or caused to be observed or performed) any covenant or agreement to be observed or performed by it under this Lease Agreement;

         iii. Any representation or warranty made by Lessee or Lessor herein shall prove to have been incorrect in any material respect at the time made;

         iv. The commencement of an involuntary case or other proceeding in all respects of Lessee under the Federal Bankruptcy Laws, as now or hereafter constituted, or hereafter amended; or

         v. The commencement by Lessee of a voluntary case or proceeding under the Federal Bankruptcy laws, as now or hereafter constituted, or hereafter amended.

Section 13. Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the non-defaulting party may at its option terminate the Lease and if the Aircraft is in possession of Lessee, Lessee shall immediately return the Aircraft to Lessor, and exercise any other right or remedy which may be available to it under applicable law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof. It is specifically acknowledged and agreed that the failure to exercise any remedy or right shall not constitute a waiver thereof.

Section 14. Force Majeure. Neither party shall be liable for its failure to perform under this Agreement or for any loss, injury, damage, or delay of any nature whatsoever resulting therefrom caused by any act of God, fire, flood, accident, strike or other cause beyond the party's reasonable control.





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Section 15.  Miscellaneous.  Any provision of this Lease Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such a provision in any other jurisdiction. No term or provision of this Lease Agreement may be changed, waived, discharged or terminated orally. Terms or provisions of this Lease Agreement shall only be changed, waived, discharged or terminated by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. This Lease Agreement may be executed by the parties hereto and separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. This Lease Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Maryland, including all matters of construction, validity and performance. This Lease Agreement is being delivered in the State of Maryland. Each party hereto agrees to pay its own costs and expenses in connection with the negotiation, execution and delivery of this Lease Agreement. The terms of this Lease Agreement supersede in their entirety any prior written or oral statements made by Lessor or Lessee. If any action is filed to enforce the terms of the Lease Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and court costs.

IN WITNESS WHEREOF, the parties hereto have caused the signature of their authorized representatives to be affixed below on the day and year first above written. The persons signing below warrant their authority to sign.

Truth in leasing statement under Section 91.23 of the Federal Aviation Regulations.

         (a) Lessor, Wilderness Investment Company, Inc. 8737 Colesville Road, Suite 800, Silver Spring, MD, hereby certifies that the Aircraft has been inspected and maintained within the 12 month period preceding the date of this Agreement in accordance with the provisions of FAR Part 91 and all applicable requirements for the maintenance and inspection thereunder have been met.

         (b) Lessee, Manor Care, Inc., 10770 Columbia Pike, Silver Spring, MD, agrees, certifies and knowingly acknowledges that when the Aircraft is operated under this Agreement, Lessee shall be known as, considered, and shall in fact be the operator of the Aircraft and is considered responsible for operational control of the Aircraft and further certifies that Lessee will operate the Aircraft in compliance with all applicable Federal Aviation Regulations.





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         (c)  The parties understand that an explanation of factors and pertinent Federal Aviation Regulations bearing on operations control can be obtained from the Glen Burnie/BWI FAA Flight Standards District Office, or from any other FAA Flight Standards District Office, GADCO or ACDO.

         (d) Lessee further certifies that it will send a true copy of the executed Agreement to: Aircraft Registration Branch Technical Section, P.O. Box 25724, Oklahoma City, Oklahoma 73125, within 24 hours of its execution, as provided by FAR 91.23(c)(1).

         (e) Lessee further certifies that a copy of this Lease will be carried on board the Aircraft during flight, and shall be made available for review upon request by the Federal Aviation Administration.


                                            LESSOR

                                            By:   /s/ Patricia L. Bowditch
                                                -------------------------------

                                            Title:  V.P., Wilderness
                                                    Investment Co., Inc.

ATTEST:

  /s/
--------------------------
Secretary


                                            LESSEE

                                            By:   /s/ M. Schoendorfer
                                                -------------------------------

                                            Title:  V.P. Controller,
                                                    Manor Care, Inc.

ATTEST:

  /s/
-------------------------
Secretary


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